Exhibit 99.2

FOR IMMEDIATE RELEASE

SANUWAVE HEALTH TO HOLD CALL TO DISCUSS FDA APPROVAL
LETTER ON TUESDAY, JANUARY 2, 2018

SUWANEE, GA, December 29, 2017 – SANUWAVE Health, Inc. (OTCQB: SNWV) announced today that the Company has received notice from the United States Food and Drug Administration permitting the marketing of the dermaPACE® system for the treatment of Diabetic Foot Ulcers.

The Company will issue a more comprehensive press release and host a conference call on Tuesday, January 2, 2018, beginning at 11:00AM Eastern Time to discuss the FDA letter and the Company’s plans.

Shareholders and other interested parties can participate in the conference call by dialing 877-407-8033 (U.S.) or 201-689-8033 (international) or via webcast at http://www.investorcalendar.com/event/23276.

A replay of the conference call will be available beginning two hours after its completion through January 16, 2018, by dialing 877-481-4010 (U.S.) or 919-882-2331 (international) and entering Conference ID 23276.

About SANUWAVE Health, Inc.
SANUWAVE Health, Inc. (OTCQB:SNWV) (www.sanuwave.com) is a shock wave technology company initially focused on the development and commercialization of patented noninvasive, biological response activating devices for the repair and regeneration of skin, musculoskeletal tissue and vascular structures. SANUWAVE’s portfolio of regenerative medicine products and product candidates activate biologic signaling and angiogenic responses, producing new vascularization and microcirculatory improvement, which helps restore the body’s normal healing processes and regeneration. SANUWAVE applies its patented PACE technology in wound healing, orthopedic/spine, plastic/cosmetic and cardiac conditions. Its lead product candidate for the global wound care market, dermaPACE®, is CE Marked throughout Europe and has device license approval for the treatment of the skin and subcutaneous soft tissue in Canada, Australia and New Zealand. In the U.S., the dermaPACE system has been approved under FDA’s de novo petition process for the treatment of diabetic foot ulcers. SANUWAVE researches, designs, manufactures, markets and services its products worldwide, and believes it has demonstrated that its technology is safe and effective in stimulating healing in chronic conditions of the foot (plantar fasciitis) and the elbow (lateral epicondylitis) through its U.S. Class III PMA approved OssaTron® device, as well as stimulating bone and chronic tendonitis regeneration in the musculoskeletal environment through the utilization of its OssaTron, Evotron® and orthoPACE® devices in Europe, Asia and Asia/Pacific. In addition, there are license/partnership opportunities for SANUWAVE’s shock wave technology for non-medical uses, including energy, water, food, and industrial markets.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors, or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with the regulatory approval and marketing of the Company’s product candidates and products, unproven pre-clinical and clinical development activities, regulatory oversight, the Company’s ability to manage its capital resource issues, competition, and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

For additional information about the Company, visit www.sanuwave.com.

Contact:

Millennium Park Capital LLC
Christopher Wynne
312-724-7845
cwynne@mparkcm.com

SANUWAVE Health, Inc.
Kevin Richardson II
Chairman of the Board
978-922-2447
investorrelations@sanuwave.com